EXHIBIT 32



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     In connection with the quarterly report of Quantum MRI, Inc., (the
"Company") on Form 10-Q for the quarter ended September 30, 2008 as filed with the Securities Exchange Commission on the date hereof (the "Report") I, Kelly Fielder, the Principal Executive and Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the company.


 January 5, 2009                          /s/ Kelly Fielder
                                          ------------------------------------
                                          Kelly Fielder, Principal Executive and
                                          Financial Officer